UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2016

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

161 S. San Antonio Road, Suite 10 Los Altos, CA (Address of Principal Executive Offices)	94022 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2016 Performance-Based Bonus Plans

On March 14, 2016, the board of directors (the “Board”) of DSP Group, Inc. (the “Company”), pursuant to recommendation and approval of the compensation committee of the Board (the “Committee”), approved a 2016 Performance-Based Bonus Plan applicable for Ofer Elyakim, the Chief Executive Officer, and Dror Levy, Chief Financial Officer, of the Company (individually, a “Plan” and collectively, the “Plans”). Each of the Plans is effective as of January 1, 2016.

The following is a description of the Plans provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information.

Pursuant to the Plans, the payment of bonuses is based upon the Company’s achievement of four separate components, three of which are based on business objectives and one is at the discretion of the Committee. Each component has a specified weighting and such weighting differs among the Plans; provided that the discretionary component is weighted 20% in each of the Plans. No bonus would be payable based on the achievement of the business objective components if the Company’s 2016 earnings before interest, taxes, depreciation and amortization (“EBITDA”), excluding any restricting and non-recurring charges to be determined by the Committee, are less than a specified amount set forth in the Plans as determined by the Committee.

The cap for the bonus payout under the Plan for Mr. Levy is 1.0x of his 2016 annual base salary and the cap under the Plan for Mr. Elyakim is 2.0x of his 2016 annual base salary.

Other than under the circumstances whereby there is a change of control transaction involving the Company, or termination of employment under specified circumstances as set forth in the employment agreement, payment of bonuses (if any) under the Plans is to be made in the following year. Any such bonuses would be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

In the event of termination of employment during 2016 by (i) either of Messrs. Elyakim or Levy (X) after complying with the advance notice provision in his respective employment agreement, or (Y) for good reason (as defined in his respective employment agreement), or (ii) the Company without cause (as defined in his respective employment agreement), the bonus under his respective Plan would be determined on the following basis: (a) all numbers under the “Target” column of the Plan would be reduced by a percentage equal to the percent of the year remaining after the date of termination of employment, (b) all non-numerical requirements under the “Target” column of the Plan would remain unchanged, (c) the 1.0 and 2.0 multiplier under the “Target” column of the Plan would be multiplied by his respective annual base salary for the part of the year prior to the date of termination of employment, and (d) the maximum bonus payable under the discretionary bonus component would be 40% of his respective annual base salary for the part of the year prior to the date of termination of employment.

The following is a more detailed description of the Plans as applicable to each of Messrs. Elyakim and Levy.

2016 Plan – Ofer Elyakim

Weight	Objective	Target	Payout
Specified Weighting	Revenues	0 if Actual Revenue is less than 90% of specified amount 1.0 if Actual Revenue is equal to 100% of specified amount 2.0 if Actual Revenue is equal to or greater than 110% of specified amount	Payout is linear between points
Specified Weighting	New Products (NP) Revenue (excluding cordless phone revenues)	0 if NP Revenue is less than specified amount 1.0 if NP Revenue is equal to or greater than specified amount 2.0 if NP Revenue is equal to or greater than specified amount	Payout is linear between points
Specified Weighting	EBITDA (excluding restricting and other non-recurring charges)	0 if EBITDA is less than specified amount 1.0 if EBITDA is equal to or greater than specified amount 2.0 if EBITDA is equal to or greater than specified amount	Payout is linear between points
20%	Committee Discretionary Bonus

Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the Company for future success and shareholder value enhancement. The maximum total discretionary bonus is 40% of annual salary

2016 Plan – Dror Levy

Weight	Objective	Target	Payout
Specified Weighting	Revenues	0 if Actual Revenue is less than 90% of specified amount 0.5 if Actual Revenue is equal to 100% of specified amount 1.0 if Actual Revenue is equal to or greater than 110% of specified amount	Payout is linear between points
Specified Weighting	New Products (NP) Revenue (excluding cordless phone revenues)	0 if NP Revenue is less than specified amount 0.5 if NP Revenue is equal to or greater than specified amount 1.0 if NP Revenue is equal to or greater than specified amount	Payout is linear between points
Specified Weighting	EBITDA (excluding restricting and other non-recurring charges)	0 if EBITDA is less than specified amount 0.5 if EBITDA is equal to or greater than specified amount 1.0 if EBITDA is equal to or greater than specified amount	Payout is linear between points
20%	Committee Discretionary Bonus

Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the Company for future success and shareholder value enhancement. The maximum total discretionary bonus is 20% of annual salary

Due to their strategic significance, the Company believes that the disclosure of the 2016 revenue targets, new products revenue targets and EBITDA targets would cause future competitive harm to the Company and therefore are not disclosed. In addition, the Company believes the disclosure of the weightings that apply to the three business objective components within each Plan would cause future competitive harm since the weightings indicate the priority the Company places on its business initiatives and therefore are not disclosed.

Restricted Stock Unit Grants for Ofer Elyakim and Dror Levy

On March 14, 2016, the Board, upon recommendation and approval of the Committee, granted to Messrs. Elyakim and Levy 60,000 and 29,000 restricted stock units, respectively. The restricted stock units vest 25% on March 14, 2017 and 6.25% quarterly thereafter for the remainder of the restricted stock units.

Ofer Elyakim’s Performance Based Restricted Stock Unit Grants

In consideration of industry trend towards performance-based awards and with a view to further align Mr. Elyakim’s interests with that of our stockholders, on March 14, 2016, the Board, upon recommendation and approval of the Committee, further granted 20,000 performance-based restricted stock units to Mr. Elyakim. Subject to achievement of all or any portion of the performance criteria set forth below, the performance-based restricted stock units granted to Mr. Elyakim vest 25% on March 14, 2017 and 6.25% quarterly thereafter for the remainder of the performance-based restricted stock units. The performance criteria for Mr. Elyakim’s performance-based restricted stock units are the same as the performance criteria for his Plan, with the exception of the weightings and the deletion of the discretionary component. Details of the goals pursuant to Mr. Elyakim’s performance-based restricted stock units are set forth below.

Weight	Objective	Target	Payout
Specified Weighting	Revenues	0 if Actual Revenue is less than 90% of specified amount 1.0 if Actual Revenue is equal to 100% of specified amount 2.0 if Actual Revenue is equal to or greater than 110% of specified amount	Payout is linear between points
Specified Weighting	New Products (NP) Revenue (excluding cordless phone revenues)	0 if NP Revenue is less than specified amount 1.0 if NP Revenue is equal to or greater than specified amount 2.0 if NP Revenue is equal to or greater than specified amount	Payout is linear between points
Specified Weighting	EBITDA (excluding restricting and other non-recurring charges)	0 if EBITDA is less than specified amount 1.0 if EBITDA is equal to or greater than specified amount 2.0 if EBITDA is equal to or greater than specified amount	Payout is linear between points

Similar to the Plan disclosure, due to their strategic significance, the Company believes that the disclosure of the 2016 revenue targets, new products revenue targets and EBITDA targets applicable for Mr. Elyakim’s performance-based restricted stock unit grant would cause future competitive harm to the Company and therefore are not disclosed. In addition, the Company believes the disclosure of the weightings that apply to the three business objective components for the grant would cause future competitive harm since the weightings indicate the priority the Company places on its business initiatives and therefore are not disclosed.

ITEM 8.01. OTHER EVENTS

On March 14, 2016, the Board proposed, deemed advisable and approved, subject to approval by the Company's stockholders, an amendment to the Company’s Second Restated Certificate of Incorporation in order to provide that, after the full declassification of the Board at the Company’s 2016 annual meeting of stockholders and consistent with Section 141(k) of the Delaware General Corporation Law, the Board or any individual director may be removed from office, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the voting stock of the Company entitled to vote generally in the election of directors, voting together as a single class; provided, however, that (i) if the Board is classified, stockholders may effect removal only for cause, and (ii) if the Company has cumulative voting for directors, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if voted cumulatively at an election of the entire Board. The Board directed that such amendment be proposed at the Company’s next annual meeting of the stockholders of the Company currently anticipated to occur on June 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: March 18, 2016	By:	/s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary

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